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                                                                 EXHIBIT h(1)(b)


                   AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT



This Amendment, dated as of July 1, 1999 is made to the Transfer agency and Service Agreement dated September 8, 1998 (the "Agreement") between AIM Series Trust (the"Fund") and A I M Fund Services, Inc. ("AFS") pursuant to Article 10 of the Agreement.

A fee calculated by multiplying the number of shareholder accounts in the Fund by $.15 shall be paid by the Fund to AFS concurrently with the fees payable by the Fund to AFS under Article 2 of this Agreement.

Upon a vote of the Board of Directors of the Fund terminating this Amendment, this Amendment shall cease to apply, and the Transfer Agency and SErvice Agreement shall be complete without reference hereto.


                                             AIM SERIES TRUST



                                             By: /s/ ROBERT H. GRAHAM
                                                ------------------------------
                                                President


ATTEST:

/s/ KATHLEEN J. PFLUEGER
-------------------------------
Assistant Secretary


                                             A I M FUND SERVICES, INC.


                                             By: /s/ ILLEGIBLE
                                               --------------------------------
                                               President



ATTEST:

/s/ LISA  A. MOSS
-------------------------------
Assistant Secretary